UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2007

TECH LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	000-27592	22-1436279
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1818 North Farwell Avenue, Milwaukee, Wisconsin 53202
(Address of principal executive offices) (Zip Code)

Copies to:
Thomas A. Rose, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In connection with the merger of Renewal Fuels Acquisitions, Inc., a wholly-owned subsidiary of Tech Laboratories, Inc. (the “Company”), with and into Renewal Fuels, Inc. the former shareholders of Renewal Fuels, Inc. were issued an aggregate of 343,610 shares of Series A Convertible Preferred Stock of the Company on April 20, 2007. The Series A Convertible Preferred Stock were immediately convertible at the option of the holders into an aggregate of 4,028,827 shares of the Company’s common stock; however, after obtaining shareholder approval the Series A Convertible Preferred Stock would be convertible in an aggregate of 343,610,000 shares of the Company’s common stock.

The shareholders of the Company approved the full conversion of the Series A Convertible Preferred Stock as of April 12, 2007 and on June 21, 2007 all of the holders of the Series A Convertible Preferred Stock converted their shares of preferred stock and were issued 343,610,000 shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECH LABORATORIES, INC.

Dated: June 27, 2007	By:	/s/ John King
Name: John King Title: Chief Executive Officer